Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of ProShares Trust:

In planning and performing our audit of the financial statements of the following ninety-nine funds included in the ProShares Trust:

Ultra QQQ
Ultra Dow30
Ultra S&P500
Ultra Russell3000
Ultra MidCap400
Ultra SmallCap600
Ultra Russell2000
UltraPro QQQ
UltraPro Dow30
UltraPro S&P500
UltraPro MidCap400
UltraPro Russell2000
Ultra Russell1000 Value
Ultra Russell1000 Growth
Ultra Russell MidCap Value
Ultra Russell MidCap Growth
Ultra Russell2000 Value
Ultra Russell2000 Growth
Ultra Basic Materials
Ultra Consumer Goods
Ultra Consumer Services
Ultra Financials
Ultra Health Care
Ultra Industrials
Ultra KBW Regional Banking
Ultra Nasdaq Biotechnology
Ultra Oil & Gas
Ultra Real Estate
Ultra Semiconductors
Ultra Technology
Ultra Telecommunications
Ultra Utilities
Ultra MSCI EAFE
Ultra MSCI Emerging Markets
Ultra MSCI Europe
Ultra MSCI Pacific ex-Japan
Ultra MSCI Brazil
Ultra FTSE/Xinhua China 25
Ultra MSCI Japan
Ultra MSCI Mexico Investable Market
Ultra 7-10 Year Treasury
Ultra 20+ Year Treasury
Short QQQ
Short Dow30
Short S&P500
Short MidCap400
Short SmallCap600
Short Russell2000
UltraShort QQQ
UltraShort Dow30
UltraShort S&P500
UltraShort Russell3000
UltraShort MidCap400
UltraShort SmallCap600
UltraShort Russell2000
UltraPro Short QQQ
UltraPro Short Dow30
UltraPro Short S&P500
UltraPro Short MidCap400
UltraPro Short Russell2000
UltraShort Russell1000 Value
UltraShort Russell1000 Growth
UltraShort Russell MidCap Value
UltraShort Russell MidCap Growth
UltraShort Russell2000 Value
UltraShort Russell2000 Growth
Short Basic Materials
Short Financials
Short KBW Regional Banking
Short Oil & Gas
Short Real Estate
UltraShort Basic Materials
UltraShort Consumer Goods
UltraShort Consumer Services
UltraShort Financials
UltraShort Health Care
UltraShort Industrials
UltraShort Nasdaq Biotechnology
UltraShort Oil & Gas
UltraShort Real Estate
UltraShort Semiconductors
UltraShort Technology
UltraShort Telecommunications
UltraShort Utilities
Short MSCI EAFE
Short MSCI Emerging Markets
Short FTSE/Xinhua China 25
UltraShort MSCI EAFE
UltraShort MSCI Emerging Markets
UltraShort MSCI Europe
UltraShort MSCI Pacific ex-Japan
UltraShort MSCI Brazil
UltraShort FTSE/Xinhua China 25
UltraShort MSCI Japan
UltraShort MSCI Mexico Investable Market
Short 20+ Year Treasury
UltraShort 7-10 Year Treasury
UltraShort 20+ Year Treasury
Credit Suisse 130/30

(separate portfolios of ProShares Trust, hereafter collectively referred to as the
"Funds") as of and for the year ended May 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the Fund; and (3)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).  However, we noted no deficiencies in the Funds' deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of May 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of ProShares Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Columbus, Ohio
July 29, 2010